Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

HII Reports Second Quarter 2026 Results

NEWPORT NEWS, Va. (July 30, 2026) - HII (NYSE: HII) today reported results for the second quarter of fiscal 2026.

Highlights
•Second quarter revenues were $3.4 billion
•Second quarter net earnings were $208 million or $5.27 diluted earnings per share
•Company raises the FY26 shipbuilding revenue guidance range to between $10.2 and $10.4 billion1
•Company raises the low end of the FY26 shipbuilding operating margin2 guidance range1
•Company reaffirms previously issued free cash flow2 outlook1

Second Quarter Results
Second quarter 2026 revenues of $3.4 billion were up 10.9% from the second quarter of 2025, driven by growth at Newport News Shipbuilding and Ingalls Shipbuilding.

Operating income in the second quarter of 2026 was $210 million and operating margin was 6.1%, compared to $163 million and 5.3%, respectively, in the second quarter of 2025.

Segment operating income2 in the second quarter of 2026 was $224 million and segment operating margin2 was 6.6%, compared to $172 million and 5.6%, respectively, in the second quarter of 2025.

Net earnings in the second quarter of 2026 were $208 million, compared to $152 million in the second quarter of 2025. Diluted earnings per share in the quarter was $5.27, compared to $3.86 in the second quarter of 2025.

Net cash used in operating activities in the quarter was $31 million and free cash flow2 was negative $150 million, compared to net cash provided by operating activities of $823 million and free cash flow2 of $730 million in the second quarter of 2025.

New contract awards in the second quarter of 2026 were $6.7 billion, bringing total backlog to $57.3 billion as of June 30, 2026.

“We continued to make good progress on our 2026 operational initiatives, with plans in place to achieve our shipbuilding throughput improvement goal of 15%. Given the significant shipbuilding demand and our proven ability to drive higher throughput, we are pleased to increase our top line expectations for the full year while lifting the lower end of our margin expectations as we remain focused on execution," said Chris Kastner, HII’s president and CEO.

1The financial outlook, expectations, and other forward-looking statements provided by the company for 2026 and beyond reflect the company's judgment based on information available at the time of this release. Please see the "Forward-looking Statements" section in this release and our Form 10-Q for factors that may impact the company's ability to meet expectations.

2Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Results of Operations

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions, except per share amounts)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Sales and service revenues	$3,418	$3,082	$336	10.9%	$6,517	$5,816	$701	12.1%
Operating income	210	163	47	28.8%	365	324	41	12.7%
Operating margin %	6.1%	5.3%		86 bps	5.6%	5.6%		3 bps
Segment operating income[1]	224	172	52	30.2%	396	343	53	15.5%
Segment operating margin %[1]	6.6%	5.6%		97 bps	6.1%	5.9%		18 bps
Net earnings	208	152	56	36.8%	357	301	56	18.6%
Diluted earnings per share	$5.27	$3.86	$1.41	36.5%	$9.06	$7.66	$1.40	18.3%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	$845	$724	$121	16.7%	$1,570	$1,361	$209	15.4%
Segment operating income	58	54	4	7.4%	107	100	7	7.0%
Segment operating margin %	6.9%	7.5%		(59) bps	6.8%	7.3%		(53) bps

Ingalls Shipbuilding revenues for the second quarter of 2026 were $845 million, an increase of $121 million, or 16.7%, from the same period in 2025, primarily driven by higher volumes in amphibious assault ships.

Ingalls Shipbuilding segment operating income for the second quarter of 2026 was $58 million, an increase of $4 million from the same period in 2025. Segment operating margin in the second quarter of 2026 was 6.9%, compared to 7.5% in the same period last year. The increase in operating income was primarily driven by higher volumes in amphibious assault ships, partially offset by favorable contract adjustments in surface combatants in the second quarter of 2025.

Key Ingalls Shipbuilding milestones for the quarter:
•Awarded Frigate class (FF(X)) lead yard support services contract to procure long lead time material, execute design work and begin pre-construction activities for the first ship
•Began fabrication of guided missile destroyer John F. Lehman (DDG 137), the seventh Flight III destroyer to be constructed at Ingalls

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	$1,849	$1,603	$246	15.3%	$3,514	$2,999	$515	17.2%
Segment operating income	111	82	29	35.4%	199	167	32	19.2%
Segment operating margin %	6.0%	5.1%		89 bps	5.7%	5.6%		9 bps

Newport News Shipbuilding revenues for the second quarter of 2026 were $1.8 billion, an increase of $246 million, or 15.3%, from the same period in 2025. The increase was primarily driven by higher volumes in aircraft carriers and submarines.

Newport News Shipbuilding segment operating income for the second quarter of 2026 was $111 million, an increase of $29 million from the same period in 2025. Segment operating margin in the second quarter of 2026 was 6.0% compared to 5.1% in the same period last year. The increase in segment operating income was primarily driven by contract adjustments and incentives in aircraft carriers and the higher volumes described above, partially offset by lower performance in aircraft carriers.

Key Newport News Shipbuilding milestones for the quarter:
•Redelivered Virginia-class submarine USS New Jersey (SSN 796) following completion of post-shakedown availability, a maintenance period that typically follows delivery of new ships and includes combat systems and electronics upgrades, as well as general maintenance on the submarine
•Celebrated the opening of the Carrier Refueling Overhaul Workcenter, a new facility that enhances the work environment for sailors and shipbuilders during refueling and complex overhaul of nuclear-powered aircraft carriers

Mission Technologies

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	$760	$791	$(31)	(3.9)%	$1,508	$1,526	$(18)	(1.2)%
Segment operating income	55	36	19	52.8%	90	76	14	18.4%
Segment operating margin %	7.2%	4.6%		269 bps	6.0%	5.0%		99 bps

Mission Technologies revenues for the second quarter of 2026 were $760 million, a decrease of $31 million, or 3.9%, from the same period in 2025. The decrease was primarily due to lower volumes in All-Domain Operations, largely related to the impact of a favorable non-recurring settlement in the second quarter of 2025, as well as lower volumes in Global Security, partially offset by higher volumes in Warfare Systems and Unmanned Systems.

Mission Technologies segment operating income for the second quarter of 2026 was $55 million, an increase of $19 million from the same period in 2025. Segment operating margin in the second quarter of 2026 was 7.2%, compared to 4.6% in the same period last year. The increase in segment operating income was primarily due to higher equity income from nuclear and environmental joint ventures.

Mission Technologies results included approximately $17 million of amortization of purchased intangible assets in the second quarter of 2026, compared to approximately $23 million in the same period last year.

Mission Technologies EBITDA margin1 in the second quarter of 2026 was 10.1%, compared to 8.1% in the second quarter of 2025.

Key Mission Technologies milestones for the quarter:
•U.S. Navy selected HII’s ROMULUS Unmanned Surface Vessel to advance to the evaluation phase of the Medium Unmanned Surface Vessel program
◦Announced plans for the production of four additional ROMULUS 151 vessels in addition to the vessel currently under construction
•Delivered the first REMUS 130 unmanned underwater vehicle to the U.S. Department of War
1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HII Financial Outlook1
•FY26 shipbuilding revenue between $10.2 and $10.4 billion; expect shipbuilding operating margin2 between 6.0% and 6.5%
•FY26 Mission Technologies revenue between $3.0 and $3.2 billion
•FY26 Mission Technologies segment operating margin of approximately 5%; and Mission Technologies EBITDA margin2 between 8.4% and 8.6%
•FY26 free cash flow2 between $500 and $600 million

	Prior FY26 Outlook	Current FY26 Outlook[1]
Shipbuilding Revenue	$9.7B - $9.9B	$10.2B - $10.4B
Shipbuilding Operating Margin[2]	5.5% - 6.5%	6.0% - 6.5%
Mission Technologies Revenue	$3.0B - $3.2B	$3.0B - $3.2B
Mission Technologies Segment Operating Margin	~5%	~5%
Mission Technologies EBITDA Margin[2]	8.4% - 8.6%	8.4% - 8.6%

Operating FAS/CAS Adjustment	($44M)	($44M)
Non-current State Income Tax Expense[3]	~($20M)	~($20M)
Interest Expense	($105M)	($105M)
Non-operating Retirement Benefit	$213M	$213M
Effective Tax Rate	~17%	~17%

Depreciation & Amortization	~$330M	~$330M
Capital Expenditures	4% - 5% of Sales	4% - 5% of Sales
Free Cash Flow[2]	$500M - $600M	$500M - $600M

1The financial outlook, expectations, and other forward-looking statements provided by the company for 2026 and beyond reflect the company's judgment based on the information available at the time of this release. Please see the "Forward-looking Statements" section in this release and our Form 10-Q for factors that may impact the company's ability to meet expectations.

2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

3Outlook is based on current tax law. Variability exists based on how and when individual states conform to recent federal tax law changes.

About HII

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HII is America’s largest shipbuilder, delivering the world’s most powerful ships and all-domain mission technologies, including unmanned systems, to U.S. and allied defense customers. HII is the largest producer of unmanned underwater vehicles for the U.S. Navy and the world.

With a more than 140-year history of advancing U.S. national security, HII builds and integrates defense capabilities extending from the core fleet to C6ISR, AI/ML, EW and synthetic training. Headquartered in Virginia, HII’s workforce is 45,000 strong. For more information, visit www.HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A replay of the call will be available on the website for a limited time.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Cautionary Statement Regarding Forward-Looking Statements and Projections
Statements in this earnings release and in our other filings with the SEC, as well as other statements we may make from time to time, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance," "outlook," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to:

•our dependence on the U.S. Government for substantially all of our business;
•significant delays or reductions in appropriations for our programs and/or changes in customer priorities and requirements (including government budgetary constraints, government shutdowns, shifts in defense spending, and changes in customer short-range and long-range plans);
•our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges, changes in trade policy, or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively;
•changes in business practices, procurement processes and government regulations, including changes through executive orders, contract terms, or other policies or practices applicable to our industry, and our ability to comply with such requirements;
•adverse economic conditions in the United States and globally;
•our level of indebtedness and ability to service our indebtedness;
•our ability to deliver our products and services at an affordable life cycle cost and compete within our markets;
•our ability to attract, retain, and train a qualified workforce;
•subcontractor and supplier performance and the availability and pricing of raw materials and components;
•our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions;
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil, and administrative), and/or other legal proceedings, and improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate, including the impact on our reputation or ability to do business;
•changes in key estimates and assumptions regarding our pension and retiree health care costs;
•security threats, including cyber-security threats, and related disruptions;
•natural and environmental disasters and political instability;
•health epidemics, pandemics and similar outbreaks; and
•other risk factors discussed herein and in our other filings with the SEC.

There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2026	2025	2026	2025
Sales and service revenues
Product sales	$2,271	$1,957	$4,275	$3,670
Service revenues	1,147	1,125	2,242	2,146
Sales and service revenues	3,418	3,082	6,517	5,816
Cost of sales and service revenues
Cost of product sales	1,985	1,696	3,726	3,147
Cost of service revenues	1,002	991	1,952	1,880
Income from operating investments, net	21	8	26	21
Other income and gains, net	—	1	—	1
General and administrative expenses	242	241	500	487
Operating income	210	163	365	324
Other income (expense)
Interest expense	(27)	(28)	(49)	(56)
Non-operating retirement benefit	53	47	106	95
Other, net	18	6	20	12
Earnings before income taxes	254	188	442	375
Federal and foreign income tax expense	46	36	85	74
Net earnings	$208	$152	$357	$301

Basic earnings per share	$5.27	$3.86	$9.06	$7.66
Weighted-average common shares outstanding	39.5	39.4	39.4	39.3

Diluted earnings per share	$5.27	$3.86	$9.06	$7.66
Weighted-average diluted shares outstanding	39.5	39.4	39.4	39.3

Dividends declared per share	$1.38	$1.35	$2.76	$2.70

Net earnings from above	$208	$152	$357	$301
Other comprehensive income
Change in unamortized benefit plan costs	2	1	4	2
Tax expense for items of other comprehensive income	—	—	(1)	—
Other comprehensive income, net of tax	2	1	3	2
Comprehensive income	$210	$153	$360	$303

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$12	$774
Accounts receivable, net of allowance for expected credit losses of $3 million as of 2026 and $2 million as of 2025	452	339
Contract assets	2,154	1,758
Inventoried costs	236	219
Income taxes receivable	279	284
Prepaid expenses and other current assets	106	77
Total current assets	3,239	3,451
Property, plant, and equipment, net of accumulated depreciation of $2,849 million as of 2026 and $2,754 million as of 2025	3,806	3,726
Operating lease assets	282	267
Goodwill	2,650	2,650
Other intangible assets, net of accumulated amortization of $1,265 million as of 2026 and $1,222 million as of 2025	651	694
Pension plan assets	1,627	1,544
Miscellaneous other assets	427	417
Total assets	$12,682	$12,749
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$737	$556
Accrued employees’ compensation	386	443
Current portion of postretirement plan liabilities	119	119
Current portion of workers’ compensation liabilities	220	217
Contract liabilities	690	1,220
Other current liabilities	481	490
Total current liabilities	2,633	3,045
Long-term debt	2,702	2,700
Pension plan liabilities	155	155
Other postretirement plan liabilities	189	200
Workers’ compensation liabilities	450	442
Long-term operating lease liabilities	233	223
Deferred tax liabilities	662	572
Other long-term liabilities	346	339
Total liabilities	7,370	7,676
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,988,912 shares issued and 39,404,203 shares outstanding as of 2026, and 53,826,236 shares issued and 39,241,527 shares outstanding as of 2025	1	1
Additional paid-in capital	2,080	2,087
Retained earnings	5,730	5,487
Treasury stock	(2,449)	(2,449)
Accumulated other comprehensive loss	(50)	(53)
Total stockholders’ equity	5,312	5,073
Total liabilities and stockholders’ equity	$12,682	$12,749

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2026	2025
Operating Activities:
Net earnings	$357	$301
Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation	112	110
Amortization of purchased intangibles	43	52
Stock-based compensation	31	33
Deferred income taxes	89	(19)
Gain on investments in marketable securities	(19)	(10)
Other non-cash transactions, net	12	9
Change in
Accounts receivable	(113)	(165)
Contract assets	(396)	(128)
Inventoried costs	(17)	(7)
Prepaid expenses and other assets	(17)	57
Accounts payable and accruals	(413)	272
Retiree benefits	(90)	(77)
Net cash provided by (used in) operating activities	(421)	428
Investing Activities:
Capital expenditures
Capital expenditure additions	(193)	(163)
Grant proceeds for capital expenditures	3	3
Acquisitions of businesses	—	(133)
Other investing activities, net	1	2
Net cash used in investing activities	(189)	(291)
Financing Activities:
Repayment of long-term debt	—	(500)
Proceeds from line of credit borrowings	17	—
Repayment of line of credit borrowings	(17)	—
Dividends paid	(109)	(106)
Employee taxes on certain share-based payment arrangements	(43)	(14)
Other financing activities, net	—	(5)
Net cash used in financing activities	(152)	(625)
Change in cash and cash equivalents	(762)	(488)
Cash and cash equivalents, beginning of period	774	831
Cash and cash equivalents, end of period	$12	$343
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$12	$55
Cash paid for interest	$59	$42
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$14	$6

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures as defined by SEC Regulation G and indicated by a footnote in the text of this release. Definitions for the non-GAAP measures, and related reconciliations, are provided below. Because not all companies use identical definitions or calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Segment Operating Income and Segment Operating Margin. We internally manage our operations by reference to segment operating income and segment operating margin and use these measures to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin. We use shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin to evaluate our core operating performance. We believe these measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue. Shipbuilding revenue is the sum of revenues of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free cash flow. We use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. We believe free cash flow is an important measure that may be useful to investors and other users of our financial statements because it provides insight into our current and period-to-period performance and our ability to generate cash from continuing operations. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2026	2025	2026	2025
Ingalls revenues	$845	$724	$1,570	$1,361
Newport News revenues	1,849	1,603	3,514	2,999
Mission Technologies revenues	760	791	1,508	1,526
Intersegment eliminations	(36)	(36)	(75)	(70)
Sales and Service Revenues	3,418	3,082	6,517	5,816

Operating Income	210	163	365	324
Operating FAS/CAS Adjustment	8	6	17	16
Non-current state income taxes	6	3	14	3
Segment Operating Income	224	172	396	343
As a percentage of sales and service revenues	6.6%	5.6%	6.1%	5.9%
Ingalls segment operating income	58	54	107	100
As a percentage of Ingalls revenues	6.9%	7.5%	6.8%	7.3%
Newport News segment operating income	111	82	199	167
As a percentage of Newport News revenues	6.0%	5.1%	5.7%	5.6%
Mission Technologies segment operating income	55	36	90	76
As a percentage of Mission Technologies revenues	7.2%	4.6%	6.0%	5.0%

Reconciliation of Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$(31)	$823	$(421)	$428
Less capital expenditures:
Capital expenditure additions	(119)	(96)	(193)	(163)
Grant proceeds for capital expenditures	—	3	3	3
Free cash flow	$(150)	$730	$(611)	$268

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2026	2025	2026	2025
Mission Technologies sales and service revenues	$760	$791	$1,508	$1,526

Mission Technologies segment operating income	$55	$36	$90	$76
Mission Technologies depreciation expense	3	3	6	6
Mission Technologies amortization expense	17	23	35	45
Mission Technologies state tax expense	2	2	4	4
Mission Technologies EBITDA	$77	$64	$135	$131
Mission Technologies EBITDA margin	10.1%	8.1%	9.0%	8.6%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com